SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2004

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road
P.O. Box 498
Brattleboro, Vermont 05302
(802) 257-0365

Item 12. Results of Operations and Financial Condition.

On May 17, 2004, FiberMark announced its first-quarter 2004 results. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark

Date: May 18, 2004	By:	/s/ John E. Hanley

John E. Hanley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 17, 2004

FOR IMMEDIATE RELEASE	Contact:	Janice C. Warren
Director of Investor Relations and Corporate Communications
802 257 5981

FIBERMARK ISSUES FIRST-QUARTER 2004 RESULTS

BRATTLEBORO, VERMONT, May 17, 2004—FiberMark, Inc., (OTCBB: FMKIQ) today reported a net loss of $16.9 million, or $2.38 per share, for the first quarter ended March 31, 2004, compared with a net loss of $5.4 million, or $.76 per share, for the same 2003 quarter. First-quarter results included $12.0 million, or $1.70 per share, in restructuring expenses, of which $2.0 million were cash expenditures, related to the company’s voluntary chapter 11 filing on March 30, 2004.

Net sales in the first quarter of 2004 were $112.4 million compared with $105.3 million for the same quarter in 2003, an increase of $7.1 million or 6.7%. Sales from German operations in the first quarter of 2004 were $55.6 million compared with $48.3 million in the prior-year quarter, an increase of $7.3 million or 15.1%. Excluding the translation effects of a stronger euro, which accounted for $8.1 million in sales for the first quarter compared with the prior-year quarter, sales from German operations declined by $0.8 million or 1.7%. First-quarter 2004 sales from North American operations were in line with the prior-year quarter at $56.9 million.

As of March 31, 2004, FiberMark’s cash position was $14.0 million worldwide, and revolving credit borrowings totaled $24.0 million. The $85 million revolving credit facility with GE Commercial Finance established in 2003 was replaced on April 1, 2004, with a $30 million debtor-in-possession (DIP) facility covering the FiberMark North American entities that filed for chapter 11 protection, plus a revised facility based on the earnings of our German operations. These two facilities have borrowing bases that are substantially similar to the former credit facility. The DIP facility was approved by the Bankruptcy Court on April 27, 2004, and is available as needed during the chapter 11 process to help finance North American operations. The German facility had $24.0 million of outstanding borrowings at March 31, 2004. FiberMark’s pro-forma unused borrowing capacity as of the end of the first quarter was $27.8 million.

“First-quarter 2004 sales improved overall versus the first-quarter of 2003 largely due to foreign exchange translation gains,” said Alex Kwader, chairman and chief executive officer. “On a euro basis, German operations sales were slightly below the strong 2003 quarter, but delivered gains in automotive filter media and nonwoven wallcovering base. Sales in North America were essentially unchanged, stemming five-years of top-line declines for North American operations, excluding acquisitions. While a significant portion of the sales decline was related to business divestitures, we are hopeful that the improving first- quarter revenues reflect economic strengthening, improving markets for our customers, market development projects and the bottoming of sales losses in North America. Within North American operations, only our technical specialties business experienced modest declines.

“A weaker product mix and pricing pressure in selected markets also hurt earnings, accounting for approximately $3.5 million of the earnings decline. Higher energy, and to a lesser degree, higher pulp costs negatively impacted results by approximately $0.4 million compared with the prior-year quarter,” Kwader said. “Pulp pricing is likely to have a greater negative effect going forward, as we realize the full effect of significant escalations in pulp pricing. On the positive side, lower product trial costs and lower fixed overhead, net of initial inefficiencies in transferring production, totaled $3.1 million. These gains are an important continuation of operational improvements.”

Commenting on cost savings initiatives first discussed last August, Kwader said that FiberMark realized $4.0 million in cost savings in 2003. In 2004 the company expects incremental savings of $10 million, as it realizes full-year benefits from its 2003 initiatives. The company also expects further savings of $1–2 million from cost-saving steps to be taken this year. Kwader expects these initiatives to generate aggregate savings of $15–16 million on an annualized basis by mid-year 2004. The company continues to pursue cost reduction opportunities across all of its operations.

In the first quarter of 2004, earnings before interest, taxes, depreciation, amortization and restructuring (EBITDAR), excluding 2004 restructuring charges related to the company’s March 30, 2004, chapter 11 filing, improved to $13.4 million compared with $12.2 million in the prior-year quarter, largely reflecting fixed cost reductions, operational productivity improvements and foreign exchange benefits. FiberMark believes that non-GAAP financial information assists investors and others by providing financial information in a format that presents comparable financial trends of ongoing business activities.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide, operating 11 facilities in the eastern United States and Europe. Products include filter media for transportation and vacuum cleaner bags; base materials for specialty tapes, electrical and graphic arts applications; wallpaper, building materials and sandpaper; and cover/decorative materials for office and school supplies, publishing, printing and premium packaging.

This press release contains forward-looking statements. Actual results may differ depending on the economy and other risk factors discussed in the company's Forms 10K as filed with the SEC on March 30, 2004, which is accessible on the company's Web site: www.fibermark.com.

(tables follow)

FIBERMARK, INC.
Condensed Consolidated Statements of Operations
Three Months Ended March 31, 2004 and 2003

(In thousands, except per share amounts)

Unaudited

	2004	2003

Net sales	$112,428	$105,270

Cost of sales	90,212	84,536

Gross profit	22,216	20,734

Selling, general and administrative expenses	12,088	12,238

Income from operations	10,128	8,496

Foreign exchange transaction loss	745	533
Other (income) expense, net	736	(43)
Interest expense, net (excluding post-petition contractual interest of $92 in 2004)	8,948	8,699
Reorganization expense	11,985	-

Loss before income taxes	(12,286)	(693)

Income tax expense	4,564	4,710

Net loss	$(16,850)	$(5,403)

Basic loss per share	$(2.38)	$(0.76)

Diluted loss per share	$(2.38)	$(0.76)

Weighted average basic shares outstanding	7,066	7,066
Weighted average diluted shares outstanding	7,066	7,066

FIBERMARK, INC.
Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

Unaudited
	March 31,	December 31,
ASSETS	2004	2003

Current assets:
Cash	$14,025	$6,111
Accounts receivable, net of allowances	61,784	53,752
Inventories	66,129	63,443
Prepaid expenses	2,443	1,671

Total current assets	144,381	124,977

Property, plant and equipment, net	243,617	248,194
Goodwill	8,440	8,602
Other intangible assets, net	3,630	12,745
Other long-term assets	1,548	1,601
Other pension assets	3,457	3,588

Total assets	$405,073	$399,707

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Revolving credit line	$23,966	$5,906
Current portion of long-term debt	-	3,955
Accounts payable	18,823	23,168
Accrued liabilities	16,708	22,013
Accrued income taxes payable	5,833	9,930
Deferred income taxes	639	656

Total current liabilities not subject to compromise	65,969	65,628

Long-term liabilities:
Long-term debt	-	338,749
Deferred income taxes	15,134	15,528
Other long-term liabilities	44,654	48,654

Total long-term liabilities not subject to compromise	59,788	402,931

Liabilities subject to compromise	367,521	-

Total liabilities	493,278	468,559

Stockholders' deficit
Preferred stock, par value $.001 per share;
2,000,000 shares authorized, and none issued	-	-
Series A Junior participatory preferred stock, par value $.001;
7,066 shares authorized, and none issued	-	-
Common stock, par value $.001 per share; 20,000,000 shares authorized
7,070,026 and 7,066,226 shares issued and outstanding in 2004 and 2003	7	7
Additional paid-in capital	65,496	65,496
Accumulated deficit	(165,961)	(149,111)
Accumulated other comprehensive income	12,288	14,791
Less treasury stock, 3,800 shares at cost in 2004 and 2003	(35)	(35)

Total stockholders' deficit	(88,205)	(68,852)

Total liabilities and stockholders' deficit	$405,073	$399,707

FIBERMARK, INC.

Supplemental Financial Information
Reconciliation of Net Loss to EBITDAR

	Three Months Ended March 31,		Variance

	2004	2003	$	%

Net Loss	(16,850)	(5,403)	(11,447)	-212%

Adjustments to reconcile to EBITDAR
Income taxes	4,564	4,710	(146)
Net interest	8,948	8,699	249
Chapter 11 reorganization expense	11,985	-	11,985
Depreciation and amortization	4,706	4,193	513

	30,203	17,602	12,601

EBITDAR	13,353	12,199	1,154	9%

EBITDAR defined as earnings before interest, taxes, depreciation, amortization and reorganization expenses